EXHIBIT 99.1

PRESS RELEASE

Dick’s Sporting Goods Reports Fourth Quarter and Full Year Results

PITTSBURGH, Pa., March 7, 2005 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the fourth quarter and year ended January 29, 2005. Results include the operating results for the recently purchased Galyan’s for the third and fourth quarters of 2004, but not for 2003 as Galyan’s was acquired in July 2004.

Fourth Quarter Results

The Company reported net income for the fourth quarter ended January 29, 2005, excluding merger integration and store closing costs, gain on sale of investment, and a lease accounting charge, of $43.4 million, or $0.81 per share as compared to earnings guidance provided on November 18, 2004 of $0.77 — $0.78 per share. This compares to net income of $26.0 million, and earnings per share of $0.50 for the fourth quarter ended January 31, 2004.

Including after tax merger integration and store closing costs of $7.5 million, or $0.14 per share, and gain on sale of investment of $6.6 million, or $0.12 per share and a cumulative lease accounting charge of $2.6 million, or $0.05 per share of which $0.01 per share was attributable to this year, the Company reported net income for the fourth quarter ended January 29, 2005 of $39.9 million or $0.75 per share.

The fourth quarter includes an after tax cumulative lease accounting charge of $2.6 million, or $0.05 per share of which $471,000, or $0.01 per share relates to the current year. In connection with the recent attention placed on lease accounting, the Company reviewed and discussed with its independent auditors, and concluded our lease accounting policy was not consistent with accounting standards. The company has changed this policy such that the commencement date of the lease term will be the earlier of the date rent payments begin or the date the Company takes possession of the property for the initial setup of fixtures and merchandise. Further, the Company is continuing to review with its auditors the accounting treatment of tenant allowances.

Total sales for the quarter increased 66% over last year to $788.0 million due to a comparable store sales increase of 1.1%, the opening of new stores and the inclusion of Galyan’s operations in this year’s quarterly results. Galyan’s stores will not be included in the comparable store base until 13 months after the completion of the re-branding and re-merchandising effort expected to occur by the end of the second quarter of 2005.

During the fourth quarter, the Company opened five stores and closed four stores (one Dick’s store and three Galyan’s stores) bringing the total stores opened for the year to 29 and the total stores closed for the year to six (three Dick’s stores and three Galyan’s stores).

The stores that opened in the fourth quarter include: Easton, PA (the 2nd store in the Allentown market); two stores in Indianapolis, IN (our 6th and 7th stores in Indianapolis); West Mifflin, PA (our 9th store in the Pittsburgh market) and Portsmouth, NH. The one Dick’s store that closed was in Cleveland, OH due to its overlap with a Galyan’s store, and the three Galyan’s stores closed were all in Indianapolis, IN.

As of January 29, 2005, the Company operated 234 stores with approximately 13.5 million square feet, in 33 states.

5

As previously announced in our press release dated July 29, 2004, the Company acquired 100% of the issued and outstanding common stock of Galyan’s Trading Company, Inc. for $16.75 per share in cash. The Consolidated Statements of Income for the 13 weeks ended January 29, 2005 reflect the results of the combined company for the entire 13 weeks whereas the results for the year ended January 29, 2005 reflect the results of Dick’s Sporting Goods on a stand-alone basis from February 1, 2004 to July 28, 2004 and the combined company from the acquisition date of July 29, 2004 to January 29, 2005. Prior year results include Dick’s Sporting Goods, Inc. on a stand-alone basis.

Full Year Results

Net income for the year ended January 29, 2005, excluding merger integration and store closing costs, gain on sale of investment, and a lease accounting charge, was $75.1 million, or $1.42 per share as compared to earnings guidance provided on November 18, 2004 of $1.37 — $1.39 per share before merger integration and store closing costs. This compares to net income and earnings per share, excluding gain on sale of investment, of $50.7 million, and $1.01 per share, respectively, for the year ended January 31, 2004.

Including after tax merger integration and store closing costs of $12.2 million or $0.23 per share, gain on sale of investment of $6.6 million or $0.12 per share, and a cumulative lease accounting charge of $2.6 million or $0.05 per share of which $0.01 per share is attributable to 2004, the Company reported net income for the year ended January 29, 2005 of $66.9 million or $1.26 per share.

Total sales for the year ended January 29, 2005 increased 43% to $2,109.4 million. Comparable store sales increased 2.6%. Galyan’s stores will not be included in the comparable store base until 13 months after the completion of the re-branding and re-merchandising effort expected to occur by the end of the first half of 2005.

“We are very pleased as a team to have accomplished so much in the fourth quarter,” said Edward W. Stack, Chairman & CEO. “We are reporting another strong quarter of operating results and effective management of our inventory while making considerable progress in the conversion of the Galyan’s stores. Regarding the Galyan’s conversion: we have converted the point of sale systems in the stores, re-signed the stores, converted the warehouse management system in the former Galyan’s distribution center, closed the corporate office and converted all activity onto Dick’s systems. We have also made progress on re-merchandising stores to place more of an emphasis on sporting goods.”

Galyan’s Conversion

The Company anticipates closing 10 stores in conjunction with the conversion. Of these 10 stores, six are Dick’s stores and four are former Galyan’s stores. Four of these stores closed in the fourth quarter of 2004, five are anticipated to close in the first quarter of 2005, and one is expected to close in the second quarter of 2005. This is an increase from the prior expectation of nine stores to be closed and is due to further analysis of the overlap.

The Company also expects total merger integration and store closing costs of approximately $70 million pre-tax to be incurred, of which $20 million was incurred in 2004. The Company estimates future merger costs of $39 million in 2005 with the balance in 2006 and beyond, which relates to future lease payments on closed stores. Merger integration and store closing costs primarily include the expense of closing Dick’s stores, advertising the re-branding of Galyan’s stores, duplicative costs, recruiting and system conversion costs.

2005 Outlook

The Company’s current outlook for 2005 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange

Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Full Year 2005

•	Based on an estimated 55 million shares outstanding, the Company anticipates reporting EPS for the full year of $1.79 — $1.84 per share excluding merger integration and store closing costs, unchanged from prior guidance. The Company anticipates reporting $1.36 — $1.41 per share including merger integration and store closing costs. This compares to full year 2004 EPS of $1.42, excluding merger integration and store closing costs, gain on sale of investment and lease accounting charge.

•	Comparable store sales are expected to increase approximately 1-2%. Galyan’s stores will not be included in the comparable store base until 13 months after the completion of the re-branding and re-merchandising effort expected to occur by the end of the first half of 2005.

•	The Company expects to open at least 25 new stores in 2005 while closing six stores (five Dick’s stores and one Galyan’s store) due to overlap.

•	Our 2005 full-year EPS guidance does not reflect the impact of expensing stock options. The company will, however, be required to begin expensing stock options as compensation cost beginning in the third quarter of its fiscal year pursuant to Statement of Financial Accounting Standards 123R. The Company is currently analyzing the impact of expensing stock options, which is based on a number of factors, including the Company’s stock price, and will not be determined until the end of the second quarter. Based on current information, however, the Company anticipates the cost in the second half of the year to be approximately $0.12 – 0.14 per share.

First Quarter 2005

•	Based on an estimated 54 million shares outstanding, the Company anticipates EPS for the first quarter of $0.18 — $0.20 per diluted share excluding merger integration and store closing costs of approximately $34 million, pre-tax. The Company anticipates reporting a loss of $0.19 — $0.21 per basic share including merger integration and store closing costs. This compares to first quarter 2004 EPS of $0.21, which includes only the results of Dick’s Sporting Goods and not Galyan’s. Proforma, combined company EPS for the first quarter of 2004 was $0.10.

•	Comparable store sales are expected to increase approximately 1-2%. Galyan’s stores will not be included in the comparable store base until 13 months after the completion of the re-branding and re-merchandising effort expected to occur by the end of the first half of 2005.

•	The Company expects to open seven new stores in the first quarter, and close four Dick’s stores and one Galyan’s store due to the conversion. The last Dick’s store closure due to the conversion is expected in the second quarter of 2005.

Conference Call Info

The Company will be hosting a conference call today at 5:00 pm Eastern time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 39440934. The dial-in replay will be available for 30 days following the live call.

Forward Looking Statements and Merger Integration and Store Closing Cost Estimates

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004 as filed with the Securities and Exchange Commission on April 8, 2004, ones associated with combining businesses and achieving expected savings and synergies (including annualized cost savings and merchandise buying improvements) and/or with assimilating acquired companies and ones associated with the fact that merger integration and store closing costs related to the Galyan’s acquisition are difficult to predict with a level of certainty and may be greater than expected. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

The prior period EPS numbers presented in this press release have been adjusted to give effect to the two-for-one stock split, in the form of a stock dividend, which became effective on April 5, 2004 to our stockholders of record on March 19, 2004.

About Dick’s Sporting Goods, Inc.

Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of January 29, 2005, the Company operated 234 stores in 33 states primarily throughout the Eastern half of the U.S. under the Dick’s Sporting Goods and Galyan’s names.

Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).

Contact:

Michael F. Hines, EVP – Chief Financial Officer or
Jeffrey R. Hennion, SVP – Strategic Planning
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended		Year Ended
	January 29,	January 31,	January 29,	January 31,
	2005	2004	2005	2004
Net sales	$788,048	$474,432	$2,109,399	$1,470,845

Cost of goods sold, including occupancy and distribution costs	560,084	334,927	1,521,515	1,063,106

GROSS PROFIT	227,964	139,505	587,884	407,739

Selling, general and administrative expenses	150,912	95,590	443,776	314,885

Pre-opening expenses	6,029	316	16,229	6,528
Merger integration and store closing costs	12,543	—	20,336	—

INCOME FROM OPERATIONS	58,480	43,599	107,543	86,326

Gain on sale of investment	10,981	—	10,981	3,536
Interest expense, net	2,953	285	8,009	1,831
Other income	—	—	1,000	—

INCOME BEFORE INCOME TAXES	66,508	43,314	111,515	88,031

Provision for income taxes	26,603	17,326	44,606	35,212

NET INCOME	$39,905	$25,988	$66,909	$52,819

EARNINGS PER COMMON SHARE:
Basic	$0.82	$0.55	$1.39	$1.18
Diluted	$0.75	$0.50	$1.26	$1.05
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48,645	46,912	47,978	44,774
Diluted	53,489	51,774	52,921	50,280

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	January 29,	January 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,886	$93,674
Accounts receivable, net	30,611	10,185
Income taxes receivable	7,202	232
Inventories, net	457,618	254,360
Prepaid expenses and other current assets	8,772	5,222
Deferred income taxes	7,966	1,021

Total current assets	531,055	364,694

Property and equipment, net	280,266	100,965
Construction in progress — leased facilities	15,233	10,927
Goodwill	157,245	—
OTHER ASSETS:
Deferred income taxes	810	4,707
Investments	3,388	7,054
Other	28,158	10,184

Total other assets	32,356	21,945

TOTAL ASSETS	$1,016,155	$498,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$211,685	$118,383
Accrued expenses	141,465	72,090
Deferred revenue and other liabilities	48,882	37,037
Current portion of other long-term debt and capital leases	635	505

Total current liabilities	402,667	228,015

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	—
Revolving credit borrowings	76,094	—
Other long-term debt and capital leases	8,775	3,411
Non-cash obligations for construction in progress — leased facilities	15,233	10,927
Deferred revenue and other liabilities	27,128	13,197

Total long-term liabilities	299,730	27,535

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	348	331
Class B common stock	140	141
Additional paid-in capital	181,321	175,748
Retained earnings	129,953	63,044
Accumulated other comprehensive income	1,996	3,717

Total stockholders’ equity	313,758	242,981

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,016,155	$498,531

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	Year Ended
	January 29,	January 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$66,909	$52,819
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,621	17,554
Deferred income taxes	16,794	8,476
Tax benefit from exercise of stock options	15,868	29,861
Tax benefit from convertible note bond hedge	2,171	—
Gain on sale of investment	(10,981)	(3,536)
Other non-cash items	—	2,067
Changes in assets and liabilities:
Accounts receivable	(3,470)	3,904
Inventories	(44,813)	(20,863)
Prepaid expenses and other assets	(2,177)	1,549
Accounts payable	(4,260)	(19,850)
Accrued expenses	(4,707)	12,842
Income taxes payable	—	(12,763)
Deferred revenue and other liabilities	8,436	14,440

Net cash provided by operating activities	77,391	86,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(74,494)	(54,350)
Proceeds from sale-leaseback transactions	35,687	14,726
Payment for the purchase of Galyan’s, net of $17,931 cash acquired	(351,554)	—
Purchase of held-to-maturity securities	(57,942)	—
Proceeds from sale of held-to-maturity securities	57,942	—
Proceeds from sale of available-for-sale investment	12,001	4,150
(Increase) decrease in recoverable costs from developed properties	(5,962)	2,079

Net cash used in investing activities	(384,322)	(33,395)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	172,500	—
Revolving credit borrowings, net	76,094	—
(Payments) borrowings on other long-term debt and capital leases	(537)	339
Payment for purchase of bond hedge	(33,120)	—
Proceeds from issuance of warrant	12,420	—
Transaction costs for convertible notes	(6,239)	—
Proceeds from sale of common stock under employee stock purchase plan	3,233	2,473
Proceeds from exercise of stock options	5,017	13,429
Increase in bank overdraft	2,775	13,025
Other	—	183

Net cash provided by financing activities	232,143	29,449

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(74,788)	82,554
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,674	11,120

CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,886	$93,674

Supplemental non-cash investing and financing activities:
Construction in progress — leased facilities	$4,306	$10,927
Accrued property and equipment	$13,855	$—

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

				Proforma (1)
	13 Weeks Ended			13 Weeks Ended
	January 29, 2005			January 31, 2004
			Results excluding
		Merger	Merger
		Integration, Gain	Integration, Gain
		on Sale of	on Sale of	Dick's	Galyan's
	GAAP	Investment and	Investment and	Sporting	Trading
	Results	Lease Change	Lease Change	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$788,048	$—	$788,048	$474,432	$248,643	$723,075
Cost of goods sold, including occupancy and distribution costs	560,084	1,708	561,792	334,927	177,629	512,556

GROSS PROFIT	227,964	(1,708)	226,256	139,505	71,014	210,519
% to sales			28.71%			29.11%
Selling, general and administrative expenses	150,912	—	150,912	95,590	51,895	147,485
Pre-opening expenses	6,029	(6,003)	26	316	308	624
Merger integration and store closing costs	12,543	(12,543)	—	—	—	—

INCOME FROM OPERATIONS	58,480	16,838	75,318	43,599	18,811	62,410
% to sales			9.56%			8.63%
Gain on sale of investment	10,981	(10,981)	—	—	—	—
Interest expense, net	2,953	—	2,953	285	2,815	3,100

INCOME BEFORE INCOME TAXES	66,508	5,857	72,365	43,314	15,996	59,310
Provision for income taxes	26,603	2,343	28,946	17,326	6,398	23,724

NET INCOME	$39,905	$3,514	$43,419	$25,988	$9,598	$35,586

EARNINGS PER COMMON SHARE:
Basic	$0.82	$0.07	$0.89	$0.55		$0.76
Diluted	$0.75	$0.07	$0.81	$0.50		$0.69
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48,645	48,645	48,645	46,912		46,912
Diluted	53,489	53,489	53,489	51,774		51,774

(1)	The unaudited proforma results present information as if Galyan’s had been acquired at the beginning of each period presented. The proforma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $1,869 to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

	Proforma (1)				Proforma (1)
	Year Ended January 29, 2005				Year Ended January 31, 2004
	As	Q1 and	Merger
	Reported	Q2	Integration, Gain
	Dick's	Galyan's	on Sale of		Dick's	Galyan's	Gain on
	Sporting	Trading	Investment and		Sporting	Trading	Sale of
	Goods, Inc. (2)	Company (2)	Lease Change	Consolidated	Goods, Inc.	Company	Investment	Consolidated
Net sales	$2,109,399	$339,244	$—	$2,448,643	$1,470,845	$688,220	$—	$2,159,065
Cost of goods sold, including occupancy and distribution costs	1,521,515	260,357	1,708	1,783,580	1,063,106	516,567	—	1,579,673

GROSS PROFIT	587,884	78,887	(1,708)	665,063	407,739	171,653	—	579,392
% to sales				27.16%				26.84%
Selling, general and administrative expenses	443,776	91,602	—	535,378	314,885	156,765	—	471,650
Pre-opening expenses	16,229	2,277	(6,003)	12,503	6,528	4,997	—	11,525
Merger integration and store closing costs	20,336	—	(20,336)	—	—	—	—	—

INCOME (LOSS) FROM OPERATIONS	107,543	(14,992)	24,631	117,182	86,326	9,891	—	96,217
% to sales				4.79%				4.46%
Gain on sale of investment	10,981	—	(10,981)	—	3,536	—	(3,536)	—
Interest expense, net	8,009	5,764	—	13,773	1,831	10,432	—	12,263
Other income	1,000	—	—	1,000	—	—	—	—

INCOME (LOSS) BEFORE TAXES	111,515	(20,756)	13,650	104,409	88,031	(541)	(3,536)	83,954
Provision (benefit) for income taxes	44,606	(8,303)	5,460	41,763	35,212	(216)	(1,414)	33,582

NET INCOME (LOSS)	$66,909	$(12,453)	$8,190	$62,646	$52,819	$(325)	$(2,122)	$50,372

EARNINGS PER COMMON SHARE:
Basic	$1.39		$0.17	$1.31	$1.18		$(0.05)	$1.13
Diluted	$1.26		$0.15	$1.18	$1.05		$(0.04)	$1.00
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47,978		47,978	47,978	44,774		44,774	44,774
Diluted	52,921		52,921	52,921	50,280		50,280	50,280

(1)	The unaudited proforma results present information as if Galyan’s had been acquired at the beginning of each period presented. The proforma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $3,868 and $7,738 for the year ended January 29, 2005 and the year ended January 31, 2004 respectively, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

(2)	The As Reported amounts reflect the GAAP amounts which include the results of Dick’s Sporting Goods for the year ended January 29, 2005 plus the results of Galyan’s since the July 29, 2004 acquisition date. The Q1 and Q2 Galyan’s results exclude the operations of Galyan’s from July 29, 2004 to July 31, 2004 as these amounts are included in the Dick’s As Reported amount. The net sales and net income excluded from the Q1 and Q2 Galyan’s results were $6,837 and $127, respectively.

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated.

	13 Weeks Ended			13 Weeks Ended
	January 29, 2005			January 31, 2004
	Dick's	Galyan's	Total	Dick's	Galyan's	Total
Beginning stores	184	49	233	162	43	205
New	5	—	5	1	—	1
Closed	(1)	(3)	(4)	—	—	—

Ending stores	188	46	234	163	43	206

	Year Ended					Year Ended
	January 29, 2005					January 31, 2004
	Dick's	Galyan's		Total		Dick's	Galyan's	Total
Beginning stores	163	43		206		141	34	175
New *	28	6	*	34	*	22	9	31
Closed	(3)	(3)		(6)		—	—	—

Ending stores	188	46		234		163	43	206

* Year Ended January 29, 2005 includes 5 stores opened by Galyan’s prior to Dick’s acquisition

Net Stores Opened Year-to-Date (excluding 5 stores opened by Galyan’s prior to Dick’s acquisition):

Dick’s new	28
Dick’s closed	(3)
Galyan’s new — opened post acquisition	1
Galyan’s closed	(3)

Total	23

Square Footage:
(in millions)

	Dick's	Galyan's	Total
Q2 2003	7.3	3.3	10.6
Q3 2003	7.9	3.8	11.7
Q4 2003	7.9	3.8	11.7
Q1 2004	8.3	4.1	12.4
Q2 2004	8.5	4.2	12.7
Q3 2004	9.2	4.2	13.4
Q4 2004	9.4	4.1	13.5

Regulation G Reconciliations

The following table sets forth the calculation of EBITDA, which is non-GAAP financial information, and reconciles EBITDA to the most directly comparable GAAP information. EBITDA for the 13 weeks ended January 29, 2005 and the fiscal year ended January 29, 2005 was $82.8 million and $157.1 million, respectively. EBITDA, excluding merger integration and store closing costs related to the acquisition of Galyan’s on July 29, 2004, the gain on sale of investment and the lease accounting change, for the 13 weeks ended January 29, 2005 and the fiscal year ended January 29, 2005 was $87.7 million and $168.0 million, respectively.

EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

EBITDA
(Dollars in thousands)

					Results excluding
		Add:	Less:	Add:	merger integration,
	13 Weeks	Merger			gain on sale of
	Ended January 29,	integration and	Gain on sale	Lease	investment and
	2005	store closing costs	of investment	Change	lease change
Net income	$39,905	$7,526	$6,589	$2,577	$43,419
Provision for income taxes	26,603	5,017	4,392	1,718	28,946
Interest expense, net	2,953	—	—	—	2,953
Depreciation and amortization	13,341	(1,002)	—	—	12,339

EBITDA	$82,802	$11,541	$10,981	$4,295	$87,657

					Results excluding
		Add:	Less:	Add:	merger integration,
		Merger			gain on sale of
	Year Ended	integration and	Gain on sale	Lease	investment and
	January 29, 2005	store closing costs	of investment	Change	lease change
Net income	$66,909	$12,202	$6,589	$2,577	$75,099
Provision for income taxes	44,606	8,134	4,392	1,718	50,066
Interest expense, net	8,009	—	—	—	8,009
Depreciation and amortization	37,621	(2,844)	—	—	34,777

EBITDA	$157,145	$17,492	$10,981	$4,295	$167,951

The Company believes the use of adjusted net income, and adjusted diluted earnings per share for the 13 weeks and year ended January 29, 2005 provides a further understanding as compared to the net income and diluted earnings per share for the 13 weeks and year ended January 31, 2004 due to the merger integration and store closing costs incurred during the current year related to the acquisition of Galyan’s on July 29, 2004, the gain on sale of investment and the lease accounting change. The reconciliation of adjusted net income, and adjusted diluted earningsper share to the most directly comparable GAAP financial information is presented below.

(in thousands, except per share data):

Adjusted net income reconciliation

	13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	January 29, 2005		January 29, 2005		January 31, 2004
		Per Diluted		Per Diluted		Per Diluted
	Amounts	Share	Amounts	Share	Amounts	Share
Reported net income (GAAP)	$39,905	$0.75	$66,909	$1.26	$52,819	$1.05
Add: Merger integration and store	7,526	0.14	12,202	0.23	—	—
closing costs, after tax
Less: Gain on sale of investment, after tax	6,589	0.12	6,589	0.12	2,122	0.04
Add: Lease accounting change, after tax 2004	471	0.01	471	0.01	—	—
Prior periods	2,106	0.04	2,106	0.04	—	—

Total	2,577	0.05	2,577	0.05	—	—

Adjusted net income	$43,419	$0.81	$75,099	$1.42	$50,697	$1.01

Earnings guidance	$40.8 - 41.3	$0.77 - 0.78	$72.6 - 73.7	$1.37 - 1.39	—	—

EPS Guidance

The EPS guidance for the 13 weeks ended April 30, 2005 and fiscal 2005 excludes merger integration and store closing costs. The following table sets forth a reconciliation of guidance net (loss) income per share to adjusted net income per share excluding merger integration and store closing costs after tax (in millions, except per share data):

	13 Weeks Ended	52 Weeks Ended
	April 30,	January 28,
	2005	2006
Guidance net (loss) income per share	$(0.19) - (0.21)	$1.36 - 1.41
Impact of share differential due to net loss (use of basic versus fully-diluted shares)	0.02	—
Guidance merger integration and store closing costs	0.37	0.43

Guidance adjusted net income per share excluding merger integration and store closing costs	$0.18 - 0.20	$1.79 - 1.84